Exhibit 99.1

Avanex Corporation Announces Fiscal 2009 Second

Quarter Financial Results

FREMONT, Calif., February 5, 2009 — Avanex Corporation (NASDAQ: AVNX), a pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported its fiscal 2009 second quarter financial results for the quarter ended December 31, 2008.

Net revenue in the second quarter of fiscal 2009 was $38.0 million, a decrease of 16.1 percent from $45.3 million in the first quarter of fiscal 2009, and a decrease of 26.9 percent from $52.0 million in the same period last year.

Gross margin in the second quarter of fiscal 2009 was 15.4%, a decrease from 17.2% in the first quarter of fiscal 2009, and a decrease from 31.0% in the same period last year.

Net loss in the second quarter of fiscal 2009 was $16.8 million, or ($1.08) per diluted share, compared with net loss of $9.6 million, or ($0.63) per diluted share in the first quarter of fiscal 2009. This compares to net income of $86,000, or $0.01 per diluted share in the same period last year. During the second quarter of fiscal 2009, the company wrote-off $9.6 million relating to goodwill and intangibles.

Non-GAAP net loss in the second quarter of fiscal 2009 was $6.2 million, or ($0.40) per diluted share, compared with net loss of $5.9 million, or ($0.38) per diluted share, in the first quarter of fiscal 2009. This compares to non-GAAP net income of $2.4 million, or $0.15 per diluted share in the same period last year.*

“While the company is continuing to face challenges in light of the current macro-economic environment, we are taking action by reducing our workforce by 5% and scaling back on other discretionary expenses. We believe that the proposed merger with Bookham, Inc. announced last week will improve our market position,” said Giovanni Barbarossa, CEO and President of Avanex.

Q3 FY 2009 Outlook

The company expects revenue to be between $24 million and $31 million in the third quarter of fiscal 2009, ending March 31, 2009. Given the current recessionary macro economic environment, there is less visibility than typical, and accordingly the company’s guidance range is broader than normal.

Investor Conference Call

Avanex will host a conference call to discuss fiscal 2009 second quarter results at 1:30 p.m. PST today. Investors are invited to listen to a live broadcast of the conference call via webcast, which can be accessed by visiting the Avanex Investor Relations website at http://investor.avanex.com/events.cfm. Investors can also listen to the conference call by dialing 913-312-1298.

A replay of the call will be available through an archived webcast at http://investor.avanex.com/events.cfm. An audio replay will be available through 12 AM eastern daylight time on February 12, 2009 and can be accessed by dialing 888-203-1112 (domestic) or 719-457-0820 (international) and entering access ID number 3498701.

Future Investor Conference

Avanex will be presenting at The Thomas Weisel Partners Technology and Telecom Conference on Wednesday, February 11, 2009 at 9:10 a.m. Pacific Time. The conference will be held at the Fairmount Hotel in San Francisco. The live webcast will be available via a link on the Investor Relations page of the Avanex web site at www.avanex.com. A replay of the webcast will be available for 30 days following the live presentation.

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex Corporation was incorporated in 1997 and is headquartered in Fremont, California. Avanex Corporation also maintains facilities in Horseheads, New York; Shanghai, China; Villebon Sur Yvette, France; San Donato, Italy; and Bangkok, Thailand. To learn more about Avanex Corporation, visit our web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including statements regarding expected third quarter of fiscal 2009 outlook and future operating results, the benefits of the business combination transaction involving Bookham and Avanex, competitive and market position and our strategies. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending in the telecommunications industry and in particular the optical networks industry, market demand and price of our products, the company’s ability to sufficiently anticipate market needs and develop products and enhancements that achieve market acceptance, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, any slowdown or deferral of orders for products or the application of accounting or tax principles in an unanticipated manner, risks relating to the consummation of the contemplated merger, including the risk that required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions are not satisfied, the failure to realize synergies and cost-savings from the transaction or delay in realization thereof, the businesses or employees of Bookham and Avanex not be combined and integrated successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected, and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties.

Finally, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on Sept. 5, 2008 and subsequent filings with the SEC.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Bookham and Avanex. In connection with the proposed transaction, Bookham and Avanex plan to file documents with the SEC, including the filing by Bookham of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and each of Bookham and Avanex plan to file with the SEC other documents regarding the proposed transaction. Investors and security holders of Bookham and Avanex are urged to carefully read the Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Bookham and Avanex because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov and by contacting Bookham Investor Relations at (408) 404-5400 or Avanex Investor Relations at (510) 897-4188. Investors and security holders may obtain free copies of the documents filed with the SEC on Bookham’s website at www.bookham.com or Avanex’s website at www.avanex.com or the SEC’s website at www.sec.gov. Bookham, Avanex and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus described above. Additional information regarding the directors and executive officers of Bookham is also included in Bookham’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on September 18, 2008, and additional information regarding the directors and executive officers of Avanex is also included in Avanex’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on October 14, 2008, respectively.

*	Non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude share-based compensation expenses, amortization of intangibles, impairment of goodwill and intangibles, restructuring charges, due diligence expenses related to abandoned acquisition activity, and arbitration expenses. Details on the items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share are available in the table entitled, “Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss),” following the accompanying financial statements.

Contact Information:

Investor Relations

Mark Weinswig

510 897-4188

IR@Avanex.com

Avanex Corporation

CONSOLIDATED BALANCE SHEET

In thousands

(Unaudited)

	December 31, 2008	September 30, 2008	June 30, 2008
Assets
Current assets:
Cash and cash equivalents	$13,897	$13,712	$14,839
Restricted cash	3,803	3,792	3,776
Short-term investments	19,550	32,162	40,590
Accounts receivable, net	30,197	34,068	39,032
Inventories	19,528	19,281	15,979
Due from related party	123	141	85
Other current assets	7,021	7,276	6,486

Total current assets	94,119	110,432	120,787
Property and equipment, net	8,906	8,994	7,688
Intangibles, net	—	260	314
Goodwill	—	9,408	9,408
Other assets	3,094	3,325	2,870

Total assets	$106,119	$132,419	$141,067

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,371	$33,673	$33,255
Accrued compensation	3,811	3,887	6,272
Accrued warranty	350	476	626
Other accrued expenses and deferred revenue	6,885	6,110	6,003
Current portion of long-term obligations	12	12	13
Current portion of accrued restructuring	3,068	4,809	2,940

Total current liabilities	38,497	48,967	49,109
Long-term liabilities:
Accrued restructuring	3,613	4,260	5,043
Other long-term obligations	1,364	1,411	1,520

Total liabilities	43,474	54,638	55,672

Contingencies
Stockholders’ equity:
Common stock	16	16	15
Additional paid-in capital	788,204	786,721	784,492
Accumulated other comprehensive income	1,269	1,074	1,277
Accumulated deficit	(726,844)	(710,030)	(700,389)

Total stockholders’ equity	62,645	77,781	85,395

Total liabilities and stockholders’ equity	$106,119	$132,419	$141,067

Avanex Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Net revenue:
Third parties	$37,924	$45,213	$47,155
Related parties	77	61	4,852

Total net revenue	38,001	45,274	52,007
Cost of revenue:
Cost of revenue except for purchases from related parties	31,864	37,040	35,567
Purchases from related parties	295	461	321

Total cost of revenue	32,159	37,501	35,888

Gross profit	5,842	7,773	16,119
Operating expenses:
Research and development	6,037	6,685	7,604
Sales and marketing	2,827	4,052	4,202
General and administrative	3,777	4,888	4,980
Amortization of intangibles	53	54	101
Restructuring	157	2,319	2
Impairment of goodwill and intangibles	9,615	—	—

Total operating expenses	22,466	17,998	16,889

Loss from operations	(16,624)	(10,225)	(770)
Interest and other income (expense), net	(179)	(172)	1,083

Income (loss) before income taxes	(16,803)	(10,397)	313
Income tax benefit (provision)	(11)	756	(227)

Net income (loss)	$(16,814)	$(9,641)	$86

Basic net income (loss) per common share	$(1.08)	$(0.63)	$0.01

Diluted net income (loss) per common share	$(1.08)	$(0.63)	$0.01

Weighted-average number of shares used in computing:
Basic net income (loss) per common share	15,564	15,355	15,235

Diluted net income (loss) per common share	15,564	15,355	15,460

Avanex Corporation

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

In thousands, except for per share data

(Unaudited)

	Three Months Ended
	December 31, 2008	September 30, 2008	December 31, 2007
Net income (loss), GAAP	$(16,814)	$(9,641)	$86
Items reconciling GAAP net income (loss) to non-GAAP net income (loss):
Related to cost of revenue:
Share-based payments	261	284	319
(Gain) from legal settlement	—	—	—

Total related to cost of sales	261	284	319

Related to operating expenses:
Research and development - share-based payments	241	326	698
Sales and marketing - share-based payments	296	527	208
General and administrative - share-based payments	(28)	263	561
Amortization of intangibles	53	54	101
Restructuring	157	2,319	2
Impairment of goodwill and intangibles	9,615	—	—
Due diligence expenses related to abandoned acquisition activity	—	—	199
Arbitration expenses	—		185

Total related to operating expenses	10,334	3,489	1,954

Total related to net income (loss)	10,595	3,773	2,273

Non-GAAP net income (loss)	$(6,219)	$(5,868)	$2,359

Basic non-GAAP net income (loss) per common share	$(0.40)	$(0.38)	$0.15

Diluted non-GAAP net income (loss) per common share	$(0.40)	$(0.38)	$0.15

Weighted-average number of shares used in computing:
Basic non-GAAP net income (loss) per common share	15,564	15,355	15,235

Diluted non-GAAP net income (loss) per common share	15,564	15,355	15,460